Exhibit (h)

7,603,555 Shares of Common Stock

Issuable Upon Exercise of Rights

to Subscribe for Such Shares

FORM OF DEALER MANAGER AGREEMENT

                                New York, New York

                                March [•], 2010

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Each of The Greater China Fund, Inc., a Maryland corporation (the “Fund”), and Baring Asset Management (Asia) Limited (the “Investment Manager”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) of transferable rights entitling such Record Date Shareholders to subscribe for up to [•] shares (each a “Share” and, collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each three Rights exercised (except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all

Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “GCH.RT”.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (Nos. 333-163745 and 811-06674), including a preliminary prospectus and preliminary statement of additional information under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act and the Securities Act (the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, including any amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such registration statement to become effective will promptly be filed by the Fund with the Commission. If the registration statement has become effective and any prospectus or statement of additional information contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final statement of additional information containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term “Prospectus” means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to owners of Common Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

	a.	The Fund represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

		i.	The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement contained or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Prospectus and the other Offering Materials then authorized by the Fund for use have not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

ii.	The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of its knowledge, threatened by the Commission, and the provisions of the Fund’s articles of incorporation and by-laws comply as to form in all material respects with the requirements of the Investment Company Act and the Rules and Regulations.

iii.	KPMG LLP (“KPMG”), the independent registered public accounting firm who certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act, the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

iv.	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings “Expense Information” and “Financial Highlights” presents fairly in all material respects the information stated therein.

v.	The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction, whether foreign or domestic, in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Fund. The Fund has no subsidiaries.

vi.	The Fund has an authorized capitalization as set forth in the Prospectus; the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Common Stock”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund upon exercise of the Rights pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

vii.	Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition (financial or other) or business of the Fund, not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of business and (C) there has been no dividend or distribution paid or declared in respect of the Fund’s capital stock and (D) the Fund has not incurred any long-term debt, other than as disclosed in the Registration Statement.

viii.	Except as set forth in the Prospectus, there is no pending or, to the knowledge of the Fund, threatened action, suit or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency or body, whether foreign or domestic, which might result in any material adverse change in the condition (financial or other) or business of the Fund, or which might materially and adversely affect the properties or assets of the Fund (taken as a whole).

ix.	There are no franchises, contracts or documents of the Fund that are required to be described in or filed as exhibits to the Registration Statement by the Securities Act or the Investment Company Act or by the Rules and Regulations that have not been so described in or filed or incorporated by reference therein as permitted by the Securities Act, Investment Company Act or the Rules and Regulations.

x.	Each of this agreement (the “Agreement”), the Subscription Agency Agreement (the “Subscription Agency Agreement”), dated as of March 5, 2010, between the Fund and The Colbent Corporation (the “Subscription Agent”), the Investment Management Agreement (the “Management Agreement”), dated as of June 30, 2005, between the Fund and the Investment Manager, the Information Agent Agreement (the “Information Agent Agreement”), dated as of March 4, 2010, between the Fund and The Altman Group, Inc. (the “Information Agent”), the Administration Agreement (the “Administration Agreement”), dated as of January 1, 2007, between the Fund and Prudential Investment LLC, the Custodian Agreement (the “Custodian Agreement”), dated as of August 23, 2005, between the Fund and The Bank of New York and the Paying and Transfer Agency Agreement (the “Transfer Agency Agreement”), dated as of July 15, 1992, between the Fund and PNC Global Investment Services Inc. (collectively, all the foregoing are the “Fund Agreements”) has been duly authorized, executed and delivered by the Fund; each of the Fund Agreements is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Fund, except as enforcement of rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or principles of public policy and subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

xi.	The issuance of the Rights, the issuance and sale of the Shares and the performance of the Fund Agreements and the consummation of the transactions contemplated therein or in the Registration Statement will not result in a conflict with or in a material breach or violation of any of the material terms and provisions of, constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any properties or assets of the Fund pursuant to any material agreement, indenture, mortgage, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the Fund’s charter or by-laws, or, to the best knowledge of the Fund, any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Fund or any of its properties, except, in each case, for such violations, defaults, conflicts or breaches that would not have, individually or in the aggregate, a material adverse effect on the Fund; no consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Fund of the transactions contemplated by the Fund Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the rules of the New York Stock Exchange and state securities laws.

xii.	Each of the Fund Agreements complies in all material respects with those provisions of the Investment Company Act applicable to the Fund Agreements.

xiii.	The Common Shares have been duly listed on the New York Stock Exchange and, prior to their issuance, the Shares and the Rights will have been authorized by the Fund and approved by the New York Stock Exchange for listing, subject to official notice of issuance, on the New York Stock Exchange.

xiv.	The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders or approvals and other authorizations, whether foreign or domestic, necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus, except for such licenses, permits, consents, orders or approvals and other authorizations which the failure to obtain would not have, individually or in the aggregate, a material adverse effect on the Fund.

xv.	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Fund’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xv).

xvi.	The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

xvii.	The Fund has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a material adverse effect on the Fund; nor are there any material proposed additional tax assessments against the Fund.

xviii.	The Fund has complied in the last five years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage and other applicable requirements of the Investment Company Act.

xix.	Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares, forms used to exercise Rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this section 1(a)(xix).

xx.	All Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations, including Rule 482 under the Securities Act.

xxi.	The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Rules and Regulations under the Investment Company Act and is in compliance in all material respects with such Rule.

xxii.	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

xxiii.	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

xxiv.	The Fund and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

xxv.	Neither the Fund nor, to the best knowledge of the Fund, any person associated with or acting on behalf of the Fund including, without limitation, any trustee, officer, agent or employee of the Fund, has, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

xxvi.	The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending, or to the best knowledge of the Fund, threatened.

xxvii.	Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund or is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

	xxviii.	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts. Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager. For purposes of this Section 1(a)(xxviii), the Fund shall be entitled to rely on representations from such officers and trustees.

	xxix.	The Fund’s Board of Directors has established an audit committee and adopted an audit committee charter, each in accordance with the requirements of Rule 32a-4 under the Investment Company Act.

b.	The Investment Manager represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

	i.	The Investment Manager has been duly incorporated and is validly existing as a corporation under the laws of Hong Kong with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business in Hong Kong and the United States; there is no other jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material adverse effect on the Investment Manager.

ii.	The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund under the Management Agreement as contemplated by the Prospectus.

iii.	Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Investment Manager; the Management Agreement is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Manager, except as enforcement of rights to indemnity and contribution under this Agreement may be limited by federal or state securities laws or principles of public policy and subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Investment Manager of its obligations under this Agreement and the Management Agreement and the consummation of the transactions therein contemplated to be consummated by the Investment Manager will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Investment Manager is a party or by which it is bound or to which any of its property is subject, the Investment Manager’s charter and by-laws, or any order, rule or regulation of any court or governmental agency or body, stock exchange or securities association, whether foreign or domestic, having jurisdiction over the Investment Manager or any of its properties or operations, except, in each case, for such conflicts, breaches or violations that would not have, individually or in the aggregate a material adverse effect on the Investment Manager.

iv.	Except as set forth in the Prospectus, there is no pending or, to the knowledge of Investment Manager, threatened action, suit or proceeding to which the Investment Manager is a party before or by any court or governmental agency or body, whether foreign or domestic, which is likely to have a material adverse effect upon the Investment Manager or upon the ability of the Investment Manager to perform its obligations under the Management Agreement with the Fund.

v.	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Investment Manager of the transactions contemplated by this Agreement or the Management Agreement except such as have been obtained.

vi.	The Investment Manager (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of Common Shares (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Fund’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(vi).

vii.	Except as set forth in the Prospectus, to the knowledge of the Investment Manager, there is no pending or threatened action, suit or proceeding affecting the Fund or to which the Fund is a party before or by any foreign court or governmental agency or body which might result in any material adverse change in the condition (financial or other) or business of the Fund, or which might materially and adversely affect the properties or assets of the Fund (taken as a whole).

viii.	The issuance of the Rights, the issuance and sale of the Shares and the consummation of the transactions contemplated in the Registration Statement will not, to the best knowledge of the Investment Manager, (1) result in any violation of any foreign order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties, except, in each case, for such violations, defaults, conflicts or breaches that would not have, individually or in the aggregate, a material adverse effect on the Fund or (2) require the consent, approval, authorization, notification or order of, or filing with, any foreign court or governmental agency or body for the consummation by the Fund of the transactions contemplated by the Registration Statement, except such as have been obtained.

ix.	To the best knowledge of the Investment Manager, the Fund owns or possesses or has obtained all material foreign governmental licenses, permits, consents, orders or approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus, except for such licenses, permits, consents, orders or approvals and other authorizations which the failure to obtain would not have, individually or in the aggregate, a material adverse effect on the Fund.

x.	The Investment Manager intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

xi.	At the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the Expiration Date, the Prospectus and the other Offering Materials then authorized by the Fund for use will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in the preceding two sentences of this Section 1(b)(xi) shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials (i) other than those relating to (1) the sections in the Prospectus under the headings “The Offer—Purpose of the Offer,” “The Offer—Dilution and Effect of Non-Participation in the Offer,” “The Offer—Certain Effects of the Offer,” “Use of Proceeds,” “Investment Objective and Policies,” “Risk Factors and Special Considerations,” “Management of the Fund—Investment Manager,” “Management of the Fund—Portfolio Manager,” and “Management of the Fund—Management and Administration Agreements” (excluding information relating to the Administration Agreements); (2) to the sections of the final statement of additional information portion of the Prospectus under the headings “General Information and History,” “Investment Objective and Policies,” “Investment Restrictions,” “Management of the Fund—Code of Ethics,” “Management of the Fund—Proxy Voting Policies and Procedures of the Investment Manager,” “Investment Advisory and Other Services—Investment Manager,” “Investment Advisory and Other Services—Management and Administration Agreements” (excluding information relating to the Administration Agreements), “Portfolio Manager” and “Brokerage Allocation and Other Practices” and (3) the cover page of the Prospectus, the information in the Prospectus under the heading “Prospectus Summary” and the Offering Materials, in each case that are derived from the foregoing (collectively, the “Investment Manager Information”); or (ii) made in reliance upon and in conformity with information furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or Offering Materials.

	c.	Any certificate required by this Agreement that is signed by any officer of the Fund on behalf of the Fund or the Investment Manager on behalf of the Investment Manager and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Investment Manager, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2.	Agreement to Act as Dealer Manager.

	a.	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

		i.	The Fund hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein; the Fund hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein; and the Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Manager in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Selling Group Agreement or Soliciting Dealer Agreement; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell Shares to the Selling Group purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.

	ii.	The Fund hereby authorizes the Dealer Manager to buy and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of foreign record date shareholders (as described under “The Offer—Foreign Restrictions” in the Prospectus) held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time.

b.	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

c.	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring services in connection with the Offer. Each of the Fund and the Investment Manager and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to the Offer. No advisory fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring services provided by the Dealer Manager pursuant to this Section 2(c).

d.	The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege and the performance of financial structuring services for the Fund contemplated by this Agreement. The Fund and the Investment Manager further acknowledge that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement, entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Fund or the Investment Manager or their respective managements, stockholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Offer, including any purchase and sale of the Shares, either before or after the date hereof. The Dealer Manager, Selling Group Members and Soliciting Dealers hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Manager, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund and the Investment Manager each hereby confirms its understanding and agreement to that effect. The Fund, the Investment Manager, Dealer Manager, Selling Group Members and Soliciting Dealers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund or the Investment Manager regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund or the Investment Manager. Each of the Fund and the Investment Manager hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund or the Investment Manager may have against the Dealer Manager, Selling Group Members and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund or the Investment Manager in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

	e.	In rendering the services contemplated by this Agreement, the Dealer Manager agrees not to use any written solicitation material other than the Offering Materials (as supplemented or amended, if applicable) and not to make any representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in the Offering Materials or otherwise previously authorized in writing by the Fund.

	f.	In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Investment Manager or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.	Dealer Manager Fees. In full payment for the financial structuring, marketing and soliciting services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 3.50% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow selling fees (the “Selling Fees”) to Selling Group Members equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale of Shares from the Dealer Manager in accordance with the Selling Group Agreement. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Solicitation Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager directly to such Selling Group Member or Soliciting Dealer by check to an address identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

4.	Other Agreements.

	a.	The Fund covenants with the Dealer Manager as follows:

		i.	The Fund will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act pursuant to the requirements of the Securities Act.

		ii.	The Fund will notify, and confirm the notice in writing to, the Dealer Manager immediately (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any additional comments from the Commission, (C) of any request by the Commission for any further amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

iii.	The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or (h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will give due consideration to not filing or to revising any such proposed amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably and timely object.

iv.	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, a copy of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

v.	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

vi.	If any event shall occur during the term of the Offer (as extended) or any later period when the Prospectus is required to be delivered under the Securities Act, as a result of which it is necessary or appropriate, in consultation with the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or other Offering Materials) in order to make the Prospectus (or other Offering Materials) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Fund will forthwith amend or supplement the Prospectus by preparing for filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in a manner consistent with Section 4(a)(iii) above), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading; provided that if the amendment or supplement is required as a result of a misstatement in or arising from the information contained in and in conformity with the information furnished in writing by or on behalf of the Dealer Manager expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Dealer Manager at a reasonable charge to the Dealer Manager not to exceed the actual cost thereof to the Fund.

vii.	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to confirm that the Rights and the Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate.

viii.	The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Fund’s fiscal semi-annual or fiscal year-end period covered thereby, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Rules and Regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

ix.	For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund or securities convertible into such securities, other than the Rights and the Shares and the Common Shares issued in reinvestment of dividends or distributions.

x.	The Fund will use the net proceeds from the Offer as set forth under “Use of Proceeds” in the Prospectus.

xi.	The Fund will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the NYSE, subject to official notice of issuance, prior to the time the Rights are issued.

xii.	The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

xiii.	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.

xiv.	The Fund will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses (to the extent permitted by applicable law) of all Record Date Shareholders exercising Rights, the total number of Rights exercised by each Record

Date Shareholder (to the extent permitted by applicable law) during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to sell any Rights received for resale from Record Date Shareholders exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

b.	Neither the Fund nor the Investment Manager will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Fund’s dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

	c.	The use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Investment Manager in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Investment Manager agree to notify the Dealer Manager within a reasonable time prior to such use.

5.	Payment of Expenses.

	a.	The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and independent registered public accounting firm, (iv) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred with respect to filing with FINRA, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE (vii) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, and (viii) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Agreement are consummated.

	b.	In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky filing fees and fees, expenses and disbursements in connection with filings with FINRA which are paid directly by the Fund), in an amount up to $100,000.

	c.	Except as otherwise provided herein, if the transactions contemplated by this Agreement are not consummated, each party shall bear its own costs and expenses, except that (i) if this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager and (ii) in the event the transactions contemplated hereunder are not consummated for reasons other than as described in the previous sentence, the Fund agrees to pay all of the costs and expenses set forth in Sections 5(a) and 5(b), provided that amount paid to the Dealer Manager pursuant to this Section 5(c)(ii) will not exceed the out-of-pocket expenses incurred with its performance hereunder.

6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Fund and the Investment Manager contained herein, to the performance by the Fund and the Investment Manager of their respective obligations hereunder, and to the following further conditions:

	a.	The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Manager or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

b.	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

	i.	The opinions, dated the Representation Date and the Expiration Date, of Sullivan & Cromwell LLP, counsel for the Fund, substantially in the form of Schedule A to this Agreement.

In rendering such opinion, such counsel may rely, as to matters of law of any jurisdiction other than the Federal law of the United States and the laws of the State of New York, on the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Dealer Manager and, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund, the Investment Manager and public officials.

	ii.	The favorable opinions, dated the Representation Date and the Expiration Date, of DLA Piper LLP (US), special Maryland counsel to the Fund, substantially in the form of Schedule B to this Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

iii.

The opinions, dated the Representation Date and the Expiration Date, of Ropes & Gray LLP, counsel for the Investment Manager, substantially in the form of Schedule C to this Agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Dealer Manager, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Manager and public officials.

	iv.	The favorable opinions, dated the Representation Date and the Expiration Date, of Deacons, Hong Kong counsel for the Fund and the Investment Manager, substantially in the form of Schedule D to this Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Manager and public officials.

	v.	The favorable opinions, dated the Representation Date and the Expiration Date, of Beijing Zhong Ying Hua Certified Tax Agents Co., Ltd. Chinese counsel for the Fund and the Investment Manager, substantially in the form of Schedule E to this Agreement.

c.	The Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

d.	The Fund shall have furnished to the Dealer Manager a certificate of the Fund, signed by the President, the Treasurer, the Assistant Treasurer, the Secretary, the Assistant Secretary or a Vice President of the Fund, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of the signer’s knowledge:

	i.	the representations and warranties of the Fund in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be (except that references to the Registration Statement or Prospectus shall be to such documents as they may have been amended or supplemented at the date of such certificate), with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

	ii.	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund’s knowledge, threatened; and

	iii.	since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value, market price per share of the Common Shares and discount or premium of such market price per share to net asset value per share due to investment activities in the ordinary course of operations), except as set forth in or contemplated in the Prospectus (as amended or supplemented at the date of such certificate).

e.	The Investment Manager shall have furnished to the Dealer Manager certificates of the Investment Manager, signed by the President, Treasurer, Secretary or Vice President or any other senior officer of comparable authority, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Manager in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be (except that references to the Registration Statement or Prospectus shall be to such documents as they may have been amended or supplemented at the date of such certificate).

f.	KPMG LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager stating in effect that:

	i.	it is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable Rules and Regulations and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;

	ii.	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

	iii.	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Fund, a reading of the minute books of the Fund, and inquiries of officials of the Fund responsible for financial and accounting matters and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date not more than five business days prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

	iv.	in addition to the procedures referred to in clause iii. above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Fund appearing in the Registration

Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with, the accounting and financial records of the Fund.

	g.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change specified in the letter or letters referred to in Section 6(f) or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Fund, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

	h.	Prior to the Representation Date, the Fund shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

	i.	If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement or waived by the Dealer Manager, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund promptly in writing or by telephone confirmed in writing.

7.	Indemnity and Contribution.

	a.	Each of the Fund and the Investment Manager, jointly and severally, agrees to indemnify, defend and hold harmless the Dealer Manager, its partners, directors and officers, and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the

common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (the term “Registration Statement” for purposes of this Section 7 being deemed to include the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (in the case of the Prospectus, in light of the circumstances under which such statements are made), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Manager expressly for use with reference to the Dealer Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, and provided, however that, solely with respect to the foregoing agreement of the Investment Manager, such agreement shall relate only to the Investment Manager Information.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager or any such person in respect of which indemnity may be sought against the Fund or the Investment Manager pursuant to the foregoing paragraph, the Dealer Manager or such person shall promptly notify the Fund or the Investment Manager, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Manager shall not relieve the Fund or the Investment Manager from any liability which the Fund or the Investment Manager may have to the Dealer

Manager or any such person or otherwise. The Dealer Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Manager, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Manager (in which case the Fund or the Investment Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties but the Fund and the Investment Manager may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Fund and the Investment Manager, respectively), in any of which events such fees and expenses shall be borne by the Fund or the Investment Manager and paid as incurred (it being understood, however, that the Fund or the Investment Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Manager shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Manager, the Fund or the Investment Manager, as the case may be, agrees to indemnify and hold harmless the Dealer Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel which the indemnified party is obligated to pay as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request,

(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

b.	The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Investment Manager, each of their shareholders, partners, managers, members, directors and officers, and any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Manager expressly for use with reference to the Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Fund, the Investment Manager or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Investment Manager or such person shall promptly notify the Dealer

Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund, the Investment Manager or any such person or otherwise. The Fund, the Investment Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Manager or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or the Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events such fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Investment Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

c.	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Dealer Manager on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund or the Investment Manager on the one hand and the Dealer Manager on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of the Dealer Manager Fee but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Manager on the one hand and of the Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Manager or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

d.	The Fund and the Investment Manager and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Dealer Manager shall not be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

e.	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Dealer Manager Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s bad faith, reckless disregard of its duties, willful misfeasance, or gross negligence in the performance of its duties hereunder. The parties hereto acknowledge that this Section 7(e) shall not be construed to imply that the Dealer Manager has any obligations or duties under this Dealer Manager Agreement (except the obligation to solicit the exercise of Rights on the terms and subject to the conditions herein). For avoidance of doubt, it is understood that the Dealer Manager has no duty hereunder to the Fund or the Investment Manager to perform any due diligence investigation.

	f.	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Manager, its directors or officers or any person (including each partner, officer of director of such person) who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Fund or the Investment Manager and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Manager, against any of the Fund’s or the Investment Manager’s officers or directors or any person (including each partner, officer or director of such person) who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with the issuance of the Shares, or in connection with the Registration Statement or Prospectus.

	g.	The Fund and the Investment Manager acknowledge that the statements under the caption “Distribution Arrangements” in the Prospectus constitute the only information furnished in writing to the Fund by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

	h.	No party shall be entitled to indemnification under this Section 7 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Investment Manager and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Fund or the Investment Manager or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.

	a.	This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (iii) trading in the Common Shares or in the Rights shall have been suspended by the Commission or the New York Stock Exchange, (iv) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

	b.	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

10.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: Syndicate Department, if to the Fund, shall be sufficient in all respects if delivered or sent to The Greater China Fund, Inc., Gateway Center 3, 100 Mulberry Street, Newark, New Jersey 07102, and if to the Investment Manager, shall be sufficient in all respects if delivered or sent to Barings Asset Management (Asia) Limited, 19th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.

11.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the choice-of-law principles thereof.

13.	Submission to Jurisdiction. Except as set forth below, no claim arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Investment Manager consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and the Investment Manager hereby consents to personal jurisdiction, service and venue in any such court in which any Claim is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund, the Investment Manager and the Dealer Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund, the Investment Manager or the Dealer Manager, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund, the Investment Manager or the Dealer Manger is or may be subject, by suit upon such judgment.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Manager and the Dealer Manager.

Very truly yours,

The Greater China Fund, Inc.

By:
Name:
Title:

Baring Asset Management (Asia) Limited

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

THE GREATER CHINA FUND, INC.

[—] Shares of Common Stock

Issuable Upon Exercise of Transferable Rights

to Subscribe for Such Shares

SELLING GROUP AGREEMENT

New York, New York

March [•], 2010

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We understand that The Greater China Fund, Inc., a Maryland corporation (the “Fund”), proposes to issue to holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to [—] shares (each a “Share” and, collectively, the “Shares”) of the Fund’s shares of common stock, par value $0.01 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each three Rights (except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange.

The Greater China Fund, Inc.

Selling Group Agreement - Page 2

Rights Offer Expiring April [—], 2010, unless extended

We further understand that the Fund has appointed UBS Securities LLC to act as the dealer manager (the “Dealer Manager”) in connection with the Offer and has authorized the Dealer Manager to form and manage a group of broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Fund’s prospectus dated March [—], 2010 (the “Prospectus”) relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in the Offering Materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law.

2.

From time to time during the period (the “Subscription Period”) commencing on March [—], 2010 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means April [—], 2010, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which The Colbent Company (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on

The Greater China Fund, Inc.

Selling Group Agreement - Page 3

Rights Offer Expiring April [—], 2010, unless extended

the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the third business day after the Expiration Date of a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File Nos. 333-163745 and 811-06674), as amended (the “Registration Statement”).

3.

From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that with respect to any such Shares purchased by us from the Dealer Manager the sale of such Shares to us shall be irrevocable and we will offer them to the public at the Offering Price at which we purchase them from the Dealer Manager. Shares not

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Rights Offer Expiring April [—], 2010, unless extended

us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, on the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of The Depository Trust Company.

4.	We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee, a selling fee equal to 2.50% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. Your only obligation with respect to payment of the foregoing selling fee to us is to remit to us amounts owing to us and actually received by you from the Fund. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Agreement.

5.	We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

The Greater China Fund, Inc.

Selling Group Agreement - Page 5

Rights Offer Expiring April [—], 2010, unless extended

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130. We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

7.	Nothing contained in this Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Agreement.

The Greater China Fund, Inc.

Selling Group Agreement - Page 6

Rights Offer Expiring April [—], 2010, unless extended

8.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

9.	All communications to you relating to the Offer will be addressed to: UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: Syndicate Department.

10.	This Agreement will be governed by the internal laws of the State of New York.

The Greater China Fund, Inc.

Selling Group Agreement - Page 7

Rights Offer Expiring April [—], 2010, unless extended

A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS Securities LLC

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Selling Group Member

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated: ____________________

Payment of the Selling Fee shall be mailed by check to the following address:

Exhibit B

THE GREATER CHINA FUND, INC.

Rights Offering for Shares of Common Stock

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

APRIL [—], 2010, UNLESS EXTENDED

To Securities Dealers and Brokers:

The Greater China Fund, Inc., (the “Fund”) is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on March [—], 2010 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to [— ] shares (the “Shares”) of the Fund’s shares common stock, par value $0.001 per share (the “Common Shares”), of the Fund upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Prospectus”) dated March [—], 2010 (the “Offer”). Each such Record Date Shareholder is being issued one Right for each full Common Share owned on the Record Date. Such Rights entitle holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined), one Share for each three Rights (except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment,

The Greater China Fund, Inc.

Soliciting Dealer Agreement - Page 2

Transferable Rights Offer Expiring April [—], 2010, unless extended as more fully described in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange. The Subscription Price will be as set forth in the Prospectus. The Subscription Period will commence on March [—], 2010 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means April [—], 2010, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

For the duration of the Offer, the Fund has authorized and the Dealer Manager has agreed to reallow a Solicitation Fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to The Colbent Corporation, Inc., the Fund’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive the Solicitation Fee equal to 0.50% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of FINRA, including, without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130, in making solicitations in the United States to the same extent as if it were a member thereof.

The Fund has authorized and the Dealer Manager has agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated March [—], 2010, among UBS Securities LLC as the dealer manager (the “Dealer Manager”), the Fund and others (the “Dealer Manager Agreement”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations

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Transferable Rights Offer Expiring April [—], 2010, unless extended and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights. Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Fund (through the Subscription Agent) to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following the day the Fund issues Shares after the Expiration Date.

The Greater China Fund, Inc.

Soliciting Dealer Agreement - Page 4

Transferable Rights Offer Expiring April [—], 2010, unless extended

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Solicitation Fees from the Fund by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager and has not made any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it will not accept Solicitation Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund and the Dealer Manager against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer’s representations made

The Greater China Fund, Inc.

Soliciting Dealer Agreement - Page 5

Transferable Rights Offer Expiring April [—], 2010, unless extended herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who has conformed to the Rules of FINRA, including without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: Syndicate Department.

The Greater China Fund, Inc.

Soliciting Dealer Agreement - Page 6

Transferable Rights Offer Expiring April [—], 2010, unless extended

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS Securities LLC

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Soliciting Dealer

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated: ____________________

Payment of the Solicitation Fee shall be mailed by check to the following address:

Schedule A

Opinion of Counsel to the Fund

1.	The Fund has full corporate power and authority to conduct its business as described in the Registration Statement on Form N-2 (File No. 333-163745), in the form in which it became effective on [—], 2010 (the “Registration Statement”), and the related Prospectus, dated [—], 2010 (the “Prospectus”).

2.	The Fund is registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, non-diversified management investment company, and, to the best of our knowledge after reasonable investigation, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

3.	The provisions of the Fund’s Articles of Incorporation and By-Laws do not conflict with the requirements of the Investment Company Act and the applicable rules and regulations thereunder.

4.	The Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the sub-headings “Terms of the Offer,” “Over-Subscription Privilege,” “Transferability and Sale of Rights,” and “The Subscription Price” each under the heading “The Offer” insofar as such descriptions relate to the Form of Subscription Certificate in the Registration Statement.

5.

Each of the Dealer Manager Agreement, dated as of March [—], 2010, among the Fund, Baring Asset Management (Asia) Limited (the “Investment Manager”) and UBS Securities LLC, as Dealer Manager (the “Dealer Manager Agreement”), the Subscription Agency Agreement, dated as of [—], 2010, between the Fund and The Colbent Corporation (the “Subscription Agency Agreement”), the Information Agent Agreement, dated as of [—], 2010, between the Fund and The Altman Group, Inc. (the “Information Agent Agreement”), the Management Agreement, dated as of June 30, 2005, between the Fund and the Investment Manager (the “Investment Management Agreement”), the Administration Agreement, dated as of January 1, 2007 between the Fund and Prudential Investment LLC, the administrator for the Fund (the “Administration Agreement”), the Custodian Agreement, dated as of August 23, 2005, between the

Fund and The Bank of New York (the “Custodian Agreement”), and the Paying and Transfer Agency Agreement, dated as of July 15, 1992, between the Fund and PNC Global Investment Servicing Inc. (the “Transfer Agency Agreement”) (all the foregoing agreements except the Dealer Manager Agreement being hereinafter referred to collectively as the “Fund Agreements”), has been duly authorized, executed and delivered by the Fund. Each of the Dealer Manager Agreement and the Fund Agreements complies in all material respects with all the applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations under such Acts, and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject (with respect to the Investment Management Agreement) to termination under the Investment Company Act.

6.	The issuance of the Rights, the issuance and sale of the Shares upon exercise of the Rights and the execution, delivery and performance by the Fund of its obligations under the Dealer Manager Agreement or under any other Fund Agreement, will not, (a) result in a default under or breach or violation of, any of the Fund Agreements or (b) violate any judgment, order or decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties.

7.	The issuance of the Rights, the issuance and sale of the Shares upon exercise of the Rights and the execution, delivery and performance by the Fund of its obligations under the Dealer Manager Agreement or under any other Fund Agreement will not violate any Covered Laws.

8.	All regulatory consents, authorizations, approvals and filings required to be obtained or made under the Covered Laws for the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Dealer Manager Agreement, any other Fund Agreement or the Rights have been obtained or made.

9.	The Registration Statement has become effective under the Securities Act; to the best of our knowledge after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.

10.	The Statements in the Prospectus under the headings “The Offer—Certain United States Federal Income Tax Consequences” and “Taxation” and the statements in the Statement of Additional Information under the heading “Taxation—United States Federal Income Taxes” insofar as such statements describe or summarize United States tax laws, treaties, doctrines or practices, fairly summarize the matters described therein.

As counsel to the Fund, we reviewed the Registration Statement on Form N 2 (File No. 333 163745) (the “Registration Statement”) and the related final Prospectus, dated [—], 2010 (the “Prospectus”) and participated in discussions your representatives and those of the Fund, its investment manager, its accountants and its Maryland counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Securities Act and the Investment Company Act of 1940, as amended, (the “Investment Company Act”), we confirm to you that, in our opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Investment Company Act and the applicable regulations of the Securities and Exchange Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Prospectus and the Fund’s press release, dated April __, 2010 (the “Press Release”, a copy of which is attached) taken together, as of the date of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no view concerning the Prospectus as of the date of this letter in the absence of the disclosure in the Press Release.

In addition, we do not know of any litigation or any governmental proceeding instituted or threatened against the Fund that would be required to be disclosed in the Prospectus and is not so disclosed. Also, we do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized.

To the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.

Schedule B

Opinion of Maryland Counsel to the Fund

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to conduct its business as described in the Charter, which includes the business of an investment company under the Investment Company Act of 1940, as amended.

2.	The Company has authority under the Charter to issue the number of shares of Common Stock as set forth in the Prospectus under the heading “Description of Common Stock”. The Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The terms of the Outstanding Shares conform in all material respects to the descriptions thereof in the Prospectus under the heading “Description of Common Stock”. The Rights have been duly authorized and, when issued and delivered in accordance with terms of the Resolutions and in the manner contemplated by the Prospectus, will be validly issued. The Shares have been duly authorized and, when issued and delivered upon the exercise of Rights in the manner contemplated by the Prospectus and in accordance with the Resolutions, will be validly issued, fully paid and nonassessable. The terms of the Shares and the Rights conform in all material respects to the descriptions thereof in the Prospectus under the heading “Description of Common Stock”. The issuance of each of the Rights and the Shares does not give rise to any preemptive or similar right arising under the Charter, the By-Laws or the Maryland General Corporation Law.

3.	No consent, approval, authorization, notification, or order of, or any filing with, any court or government agency or body is required under the laws of the State of Maryland for the consummation by the Company of the transactions contemplated by the Company Agreements.

4.	Neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the performance and consummation by the Company of any other of the transactions contemplated in the Company Agreements or the Registration Statement will breach or violate the Charter or the By-Laws or, so far as is known to us, any writ, order or decree of any court or government agency or body of the State of Maryland.

Schedule C

Opinion of Counsel to the Investment Manager

1.	The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment manager for the Fund as contemplated in the Prospectus and the Management Agreement.

2.	The Investment Manager is duly qualified as a foreign corporation and is in good standing in any United States jurisdiction in which the performance of its obligations under the Management Agreement requires such qualification except where the failure to be so qualified would not involve a material adverse effect on the Investment Manager.

3.	Each of the Dealer Manager Agreement and the Management Agreement complies with all applicable provisions of the Advisers Act, the Investment Company Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Manager, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except (i) insofar as rights to indemnity thereunder may be limited by federal or state securities laws or principles of public policy and (ii) that we express no opinion as to the reasonableness or fairness of compensation payable under such Agreements.

4.

Neither the performance by the Investment Manager of its obligations under the Dealer Manager Agreement or the Management Agreement nor the consummation by the Investment Manager of the transactions contemplated therein nor the fulfillment of the terms thereof will conflict with, or result in a breach or violation of, or constitute a default under, to our knowledge, the terms of any material agreement or instrument to which the Investment Manager is a party or by which it is bound or to which any of its properties are subject, or any order of which we have knowledge after due inquiry, or other law, rule or regulation applicable to the Investment Manager, of any U.S. federal or New York court or governmental agency or body, or any stock exchange or securities association having jurisdiction over the

Investment Manager or its properties or operations except for such conflicts, breaches or defaults which would not have a material adverse effect on the Investment Manager.

5.	The description of the Investment Manager and its businesses in the Prospectus complies in all material respects with the requirements of the Securities Act, the Investment Company Act and the rules and regulations under such Acts.

Schedule D

Opinion of Hong Kong Counsel to the Fund and the Investment Manager

1.	The Investment Manager has been duly incorporated and is validly existing as a corporation under the laws of Hong Kong, with full power and authority to conduct its business as described in the Prospectus.

2.	The Investment Manager has been issued with the licence necessary for it to carry on the regulated activities of “advising on securities” and “asset management” (Type 4 and Type 9 regulated activities, as defined in the SFO) in Hong Kong in respect of securities of “China companies” (as referred to in the Prospectus) listed and traded in Hong Kong as contemplated by the Prospectus and the Investment Management Agreement.

3.	The Investment Management Agreement has been duly authorised by the Investment Manager.

4.	The performance by the Investment Manager of its obligations under the Dealer Manager Agreement or the performance by the Investment Manager of its obligations under the Investment Management Agreement will not conflict with, or result in a breach or violation of the Memorandum or Articles of Association of the Investment Manager or any order of which we have knowledge after due inquiry, or any Hong Kong law, or any rule or regulation applicable to the Investment Manager pursuant to any Hong Kong court, governmental agency or body of Hong Kong, The Stock Exchange of Hong Kong Limited or the SFC, except for such conflicts, breaches or defaults which would not have a material adverse effect on the Investment Manager.

5.	The Fund does not require any governmental licenses, permits, consents, orders, approvals or other authorisations under the laws of Hong Kong to enable the Fund to continue to invest in securities of China companies as contemplated in the Prospectus. The performance by the Fund of any of its obligations under the Investment Management Agreement and the Dealer Manager Agreement will not contravene or constitute a default under any provision contained in any Hong Kong law, rule or regulation of any Hong Kong governmental or regulatory authority or any order of which we have knowledge after due inquiry, of any Hong Kong court by which the Fund is bound or affected.

6.	The issuance by the Fund of the Rights and the subsequent issuance of the Shares pursuant to the Dealer Manager Agreement will not contravene any provisions contained in any Hong Kong law, or any rule, regulation or order of any Hong Kong governmental authority, provided that subscription certificates are not mailed to shareholders with addresses in Hong Kong, and the rights to which those subscription certificates relate are otherwise held and dealt with as contemplated by the Prospectus as regards shareholders whose addresses are outside the United States.

7.	No consent, approval, authorisation or order of any court or governmental body of Hong Kong is required in order for the Fund to perform its obligations referred to in or contemplated by the Dealer Manager Agreement.

8.	The statements in the Statement of Additional Information to the Prospectus and the Registration Statement as set out under the captions “Certain Information Concerning China, Hong Kong and Taiwan — Hong Kong” and “Taxation - Hong Kong Taxes”, to the extent that they describe or summarise Hong Kong ordinances and regulations, are accurate in all material respects.

9.	No profits tax is required to be paid by the Dealer Manager or any of the Soliciting Dealers pursuant to the Inland Revenue Ordinance (Cap. 112 of the Laws of Hong Kong) on profits derived from transactions contemplated by the Dealer Manager Agreement, provided they do not carry on any trade, profession or business in Hong Kong on their own behalf or through an agent.

Schedule E

Opinion of China Counsel to the Fund and the Investment Manager

1.	The statements in the Statement of Additional Information under the heading “Taxation—China Taxes” in the Registration Statement and Prospectus, insofar as such statements describe or summarize China tax laws, treaties, doctrines or practices, fairly summarize the matters therein described.